Exhibit (i)(5)
[LETTERHEAD OF VENABLE LLP]
January 28, 2011
Keeley Funds, Inc.
401 South LaSalle Street
Suite 1201
Chicago, Illinois 60605

Re:	Registration Statement on Form N-1A: 1933 Act File No.: 333-124430 1940 Act File No.: 811-21761
Ladies and Gentlemen:
     We hereby consent to the incorporation by reference in Post-Effective Amendment No. 20 to the above-referenced Registration Statement (the “Registration Statement”) of (a) our opinion to Keeley Funds, Inc. (the “Company”), dated December 21, 2007, previously filed as an exhibit to Post-Effective Amendment No. 9 to the Registration Statement, (b) our opinion to the Company, dated November 5, 2009, previously filed as an exhibit to Post-Effective Amendment No. 14 to the Registration Statement, and (c) our opinion to the Company, dated March 31, 2010, previously filed as an exhibit to Post-Effective Amendment No. 19 to the Registration Statement.
     In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.
Very truly yours,
/s/ Venable LLP